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                                                                    EXHIBIT 99.A


BEAR, STEARNS & COMPANY, INC.
DAIN RAUSCHER WESSELS
RAYMOND JAMES & ASSOCIATES
MORGAN KEEGAN & COMPANY, INC.
as Representatives of the several Underwriters
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

     Re:  Quicksilver Resources Inc.

Ladies and Gentlemen:

     In consideration of the agreement of the several Underwriters, for which Bear, Stearns & Company, Inc., Dain Rauscher Wessels, Raymond James & Associates and Morgan Keegan & Company, Inc. intend to act as Representatives, to underwrite a proposed public offering (the "Offering") of shares of common stock (the "Common Stock") of Quicksilver Resources Inc., a corporation organized under the laws of the State of Delaware, as contemplated by a registration statement to be filed with the Securities and Exchange Commission on Form S-1, the undersigned hereby (i) agrees that the undersigned will not, directly or indirectly, during a period of one hundred eighty (180) days from the date of the final prospectus for the Offering (the "Lock-Up Period"), without the prior written consent of Bear, Stearns & Co. Inc., issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) of the Company or of any of its subsidiaries; and (ii) authorizes the Company during the Lock-Up Period to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into exercisable or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such share or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

     Notwithstanding the foregoing:

     A. If the undersigned is an individual, he or she may transfer shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) by gift, will, or intestate succession to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family (for purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor);

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     B. If the undersigned is a corporation, partnership or limited liability company, it may transfer any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) to its subsidiaries, partners or members, as the case may be;

provided, however, that in any such case it shall be a condition to the transfer that (i) each transferee execute an agreement stating that the transferee is receiving and holding the shares of Common Stock (or and securities convertible into, exercisable for, or exchangeable for Common Stock) subject to the provisions of this agreement, and there shall be no further transfer of such shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) except in accordance with this agreement and (ii) that each transferee certifies in writing to Bear, Stearns & Co. Inc. that such transferee is in compliance with the terms of this agreement as if such transferee had been bound by this agreement from the original date of this agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

                                    Very truly yours,

FOR ENTITY:                         FOR INDIVIDUAL:

_________________________________    /s/ Frank Darden
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By: _____________________________   Signature
Its: ____________________________   Frank Darden
                                    ------------------------------------
                                    Printed Name

                                    ADDITIONAL SIGNATURE:

                                    ____________________________________
                                    (If held jointly)
                                    ____________________________________
                                    Printed Name

Dated: October 7, 1999
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